EXHIBIT 99.1
                          FORM OF
               PROVIDENT BANKSHARES CORPORATION
         DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                     AUTHORIZATION FORM


I hereby authorize Registrar and Transfer Company (Agent) to apply cash dividends from Common Stock of Provident Bankshares
Corporation (Company) registered in my name, and/or credited to my account under this Plan, and any optional cash deposits made by me in accordance with the Plan, to the purchase of full and fractional shares of the Company's Common Stock.

Check One Box Only:

(box) FULL DIVIDEND REINVESTMENT on all shares held with the option of purchasing stock with optional cash deposits.


(box) OPTIONAL CASH DEPOSITS (ONLY). I wish to make an optional cash payment to my Plan account.

   AMOUNT ENCLOSED
   $
   (Check or money order only)

__________________________________
     Stockholder Signature

__________________________________
     Stockholder Signature

__________________________________
     Telephone Number

Dated: ___________________________

If name(s) and address if not preprinted above, please print your name (exactly as it appears on your registered common stock) and address.
(Front of Card)

     Completion of this card authorizes Provident Bankshares
Corporation to enroll your account in the Dividend Reinvestment and Stock Purchase Plan in one of the following ways:

     FULL DIVIDEND REINVESTMENT - The dividends on all shares of Provident Bankshares Corporation Common Stock registered in your name as well as shares credited to your account under the Plan will automatically be reinvested in additional shares of Common Stock. Also, you may make optional cash deposits.

     OPTIONAL CASH DEPOSITS- Optional cash deposits may be made at any time. The minimum optional cash deposit is $100 and the maximum amount is $10,000 per quarter, subject to increase upon the prior approval of the Company. To make an optional cash deposit with this Authorization Form, indicate the amount and enclose a check or money order payable to the order of Registrar and Transfer Company, Agent (10 Commerce Drive, Cranford, NJ 07016). No interest will be paid on any amounts pending their investment.

     Your participation in the Plan and the Agent's authorization herein are subject to the terms and conditions set forth in the Prospectus describing the Plan and you hereby consent and agree to abide fully by such terms and conditions.




(Back of Card)